DECHERT PRICE & RHOADS
	1500 K Street, N.W., Suite 500
	Washington, D.C. 20005



	October 24, 1996

The Munder Funds, Inc.
480 Pierce Street
Birmingham, MI 48009

Dear Sirs:

		In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of common stock of The Munder Small-Cap Value Fund, The Munder Micro-Cap Equity Fund and The Munder Equity Selection Fund (collectively, the "Funds"), each of which is a series of The Munder Funds, Inc. (the "Company"), we have examined such matters as we have deemed necessary, and we are of the opinion that, assuming that the Company or its agent receives consideration for such shares in accordance with the provisions of its Articles of Incorporation, the shares will be legally and validly issued, will be fully paid, and will be non-assessable by the Company.

		We hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (File No. 33-54748) for the registration under the Securities Act of 1933 of an indefinite number of the Funds' shares, and to the use of our name in the prospectuses and statement of additional information contained therein, and any amendments thereto.

							Very truly yours,



							/s/ Dechert Price &
Rhoads
							Dechert Price & Rhoads

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